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                                                                    EXHIBIT 10.1


                       SWEETENER SALES AGREEMENT - BOTTLER


         This agreement ("Agreement") made and entered into this 14th day of October, 2002, by and between The Coca-Cola Company, a Delaware corporation ("Company"), through its Coca-Cola North America Division, and Coca-Cola Enterprises Inc., a Delaware corporation, including its United States bottling subsidiaries (collectively "Bottler").

                                   WITNESSETH:


         WHEREAS, Company has otherwise granted Bottler the right to manufacture from concentrate and/or beverage base certain carbohydrate sweetened soft drink beverages and/or syrups ("Products") under the one or more agreements ("Authorization Agreements");

         WHEREAS, Bottler plans to purchase carbohydrate sweeteners for use in its manufacture of Products and not for resale or delivery to a third party;

         WHEREAS,   Company  is  engaged  in  the  procurement  of  carbohydrate sweeteners for its own purposes and has acquired certain skill and knowledge in connection therewith;

         WHEREAS, Bottler desires to take advantage of the skill, knowledge and services of Company in the procurement of carbohydrate sweeteners;

         WHEREAS, subject to the terms and conditions of this Agreement, Bottler is willing to purchase carbohydrate sweeteners from Company and Company is willing to sell carbohydrate sweeteners to Bottler;

         NOW, THEREFORE, in consideration of the premises hereof and of the mutual promises contained herein, the parties hereto agree as follows:

         Section 1.        Definitions.

         As used in this Agreement, the following terms have the specified meanings:

                  a.       "Originating   Supplier"   means   the   carbohydrate
                           sweetener supplier which sells the sweeteners to or processes the sweeteners for Company.

                  b. "Sweeteners" means carbohydrate sweeteners derived from sugar cane, sugar beet, corn or other source(s) approved by Company.

                  c. "Bottler Customer" means any bottler of Company for whom Bottler manufactures carbohydrate sweetened soft drink beverages and/or syrups using Sweeteners delivered hereunder.


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         Section 2.        Authorization.

         For purposes of Bottler's compliance with sweetener quality assurance requirements independently established by Coca-Cola North America, Company will be deemed an approved supply point for Sweeteners furnished hereunder for Bottler's manufacture of Products from concentrate and/or beverage base. Nothing in this Agreement will be construed to authorize Bottler to purchase or use any concentrate or beverage base in the manufacture of syrups or beverages.

         Section 3.        Purchase, Sale and Usage of Sweeteners.

         Company will sell to Bottler and Bottler will buy from Company all Bottler's requirements for Sweeteners. Bottler will use the Sweeteners only in its own manufacturing operations in the manufacture of products of Company and approved non-Company products for itself and approved Bottler Customers. Bottler will not resell or arrange for the delivery to any third party of Sweeteners covered by this Agreement. Approval of each Bottler Customer and each non-Company product will be within the sole discretion of Company. Company and Bottler shall in good faith continue joint efforts towards strategy development, program performance management and program administration.

         The Sweeteners will conform to the specifications in effect between Company and the Originating Supplier(s) as may from time to time be revised by Company (the "Specifications"). The Specifications (which may also include quality control requirements for Sweeteners as set forth in Section 6 below) will be automatically incorporated herein by reference and made a part hereof.

         Company will request and Bottler will furnish a good faith forecast of its requirements for Sweeteners ("Forecast") no later than October 1 of the year preceding the calendar year of Sweetener delivery. The Forecast will set forth the types and quantities of Sweeteners for each receiving location, for the calendar year and by delivery month. The Forecast will list by name all proposed Bottler Customers and all proposed non-Company products, and state the quantity for the calendar year of each type of Sweetener for all Bottler Customers, collectively, and for all non-Company products, collectively. Subject to Company's written approval, the Forecast (as amended to subtract quantities of Sweeteners allocable to any non-approved Bottler Customers and/or non-Company products) will be incorporated herein by reference and made a part hereof ("Approved Forecast"). Bottler will promptly advise Company of any proposed amendment to the Approved Forecast, including any proposed change to the list of Bottler customers and non-Company products identified in the Approved Forecast. If approved in writing by Company, the Approved Forecast will be further amended as requested by Bottler (or as otherwise agreed by the parties in writing), will become the Approved Forecast, and will be incorporated herein by reference and made a part hereof. Bottler will be obligated to purchase the stated aggregate quantity for each type of Sweetener listed in the Approved Forecast, plus or minus 5%. If Company does not approve in writing the Forecast within 30 days of Company's receipt of the Forecast from Bottler, the Forecast will be deemed approved by Company and become the Approved Forecast. If Company does not approve in writing any proposed amendment to the Approved Forecast within 30 days of Company's receipt of said amendment from Bottler, said amendment will be deemed approved by Company and will become the Approved Forecast.


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         If, without the express written  approval of Company,  Bottler fails to comply with any provision of this Section 3, Company may, without liability or advance notice, either terminate this Agreement or reduce one or more future deliveries of Sweeteners hereunder such that the aggregate deliveries to Bottler during any calendar year do not exceed Bottler's actual requirements for use in its manufacture of Company and approved non-Company products for itself and approved Bottler Customers.

         Section 4.        Pricing.

         Company will furnish price quotations based upon Bottler's instructions as to date of pricing, quantity to be delivered and delivery period based on the Approved Forecast. The quantity specified by Bottler will be substantially in accordance with the monthly quantities set forth in the Approved Forecast. Bottler's acceptance of Company's quotations will establish the price and the quantity for delivery hereunder for the affected delivery period. For pricing purposes, the delivery period will be one or more whole calendar months. If Bottler has not furnished said instructions by 30 days prior to a calendar month, then the price for that month will be as established by Company based on market conditions existing at that time for the quantities to be delivered and the delivery period. However, if market conditions indicate a delay in pricing, the Company may waive the 30-day requirement. In the event Bottler has not otherwise specified the quantity to be delivered prior to the date that pricing is established, the quantity will be that set forth in the Approved Forecast.

         Company reserves the right upon written notice (the "Charge Notice") given on or before August 1 of any year during the term of this Agreement to elect to charge Bottler an amount for Company's services under this Agreement (the "Services Charge"), which may take effect no earlier than January 1 of the year immediately following the year in which a Charge Notice is delivered. The Services Charge will take effect on and be due and payable beginning January 1 of the year immediately following the year in which a Charge Notice is delivered (or such later date as may be specified in the Charge Notice), provided that Bottler may in its sole and absolute discretion give notice within thirty days of the Services Charge being determined that Bottler does not accept the Services Charge, in which event this Agreement shall terminate upon the later of January 1 of the year immediately following the year in which the Charge Notice at issue was delivered (or such later date as may have been specified in the Charge Notice at issue) or the date of Bottler's notice to decline acceptance of the Services Charge. Any termination under this Section 4 by Bottler upon receipt of a Charge Notice will be without penalty or charge to Bottler.

         Section 5.        Invoicing and Payment.

         Company will invoice Bottler based on the payment terms in effect between the Originating Supplier(s) and Company. Invoices shall be for the net amount charged to Company with any and all customary discounts available to Company having been applied when determining the price to Bottler, subject to a reasonable reserve for beginning-of-the-year accruals determined in accordance with GAAP (which ultimately shall be reversed) and any other reserves mutually agreed to between Company and Bottler. Except as permitted by Section 4, Company will not charge Bottler any amount for procuring Sweeteners under this Agreement. The price charged to Bottler will be the same effective price paid by Company, and Bottler shall have the benefit of all enhancements, promotions,


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discounts,  rebates, price reductions, or other price adjustments of any form or nature (whether in the form of monetary adjustments or non-monetary benefits). Company will maintain records generated in Company's normal course of business in accordance with applicable laws to substantiate that Company has complied with this Section 5, and will make said records available to Bottler upon reasonable request and reasonable advance notice.

         Section 6.        Delivery.

         Delivery hereunder will commence with the first calendar month set forth in the Approved Forecast and continue until this Agreement terminates as provided in Section 8 below. No later than the date of Company's quotation, the parties hereto will establish the terms of delivery which depend upon the type of Sweeteners and the Originating Supplier. If not otherwise established at the time, price quotations and established pricing will be predicated upon Company's delivery terms in effect with the Originating Supplier, adjustments to be made by Company in accordance with terms for delivery to Bottler. Final scheduling of deliveries will be arranged by Bottler either directly or indirectly (as specified by Company), with the Originating Supplier.

         Section 7.        Quality.

         Bottler agrees to comply strictly with the terms of the Specifications, and any requirements independently issued by Coca-Cola North America to bottlers of Company, relating to quality control with respect to Sweeteners, which terms and requirements, if any, or any reissue thereof by Company, are made an integral part of this Agreement. Bottler also agrees to submit samples of Sweeteners in accordance with instructions as may be given by Company. Bottler agrees to defend, indemnify and hold Company harmless against loss, liability and damages caused by Bottler's failure to adhere to the aforementioned terms, requirements and instructions of Company.

         Section 8.        Term and Termination.

         This Agreement will become effective on the date first written above and continue until December 31, 2007 ("Initial Period"), subject to automatic renewal for successive 1 year periods unless terminated effective at the end of the Initial Period or any renewal by either party giving the other notice by the September 1 immediately prior to the end of the Initial Period or any renewal. Additionally, Company and Bottler acknowledge and agree that this Agreement may be terminated or modified at any time upon the written agreement of both Company and Bottler. In the event Company ceases to procure a minimum of 70% of the Sweeteners used by Company's bottlers for the United States, Company may terminate this Agreement upon 60 days' written notice to Bottler.

         Section 9.        Confidentiality.

         In conjunction with performance under this Agreement, Company has disclosed and anticipates disclosing or making available to Bottler, orally and/or in writing, confidential information, including, but not limited to, information relating to pricing, forward coverage and other terms of purchase of Sweeteners. In consideration thereof and of Company entering into this Agreement, Bottler will (1) hold all such confidential information in strict


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confidence, (2) not disclose such information to any other party, including, but not limited to, a party considering acquiring an equity interest in Bottler or a party acquiring soft drinks from Bottler and (3) not disclose such information to any of its employees involved in the purchasing of sweeteners other than Sweeteners hereunder or, except on a need-to-know basis, to any of its other employees. Any officer or employee of Bottler receiving such confidential information will be bound by the provisions of this Section 9 as though a party hereto. In the event of a breach of this Section 9 by Bottler or its officers or employees, Company may, within its sole discretion and without liability or advance notice, terminate this Agreement.

         Section 10.       Recordkeeping and Auditing.

         Bottler will maintain records for 2 years following the year of Sweetener delivery adequate to substantiate compliance with all provisions of this Agreement. Such records will be available for inspection and auditing by Company or its designee(s) upon notice during normal business hours. If Bottler fails to fully comply with any provision of this Section, Company may, within its sole discretion and without liability or advance notice, terminate this Agreement. Company's obligation to Bottler regarding recordkeeping is set forth in Section 5.

         Section 11.       Force Majeure.

         Neither party will be liable to the other for loss, damage, or delay in delivery or receipt of sugar caused by act of God, war conditions, compliance with governmental laws, regulations orders or actions, embargo, fire, flood, accident, strike or labor trouble, transportation difficulty, or other similar event where the occurrence of such event is beyond the control of and occurs through no fault of either party. Further, neither party will be liable to the other for termination or suspension of delivery by the Originating Supplier pursuant to force majeure provisions in Company's agreement(s) with such Originating Supplier.

         Section 12.       Other Agreements.

         All other agreements between the parties hereto will continue in full force and effect. Under no circumstances will this Agreement be construed to modify, amend, supersede or waive any provision of any other agreement between the parties unless the same is expressly so stated in writing signed by the parties with a specific reference to the other agreement.

         Section 13.       Notices.

         Any notice, request, approval or other document required or permitted to be given to either party under this Agreement will be deemed to be duly given when transmitted by telegraph, facsimile or deposited in the United States mail, postage prepaid for mailing by first class addressed to the other party as follows:

         If to Bottler:

                  the last known address

         If to Company:



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                  North American Strategic Procurement
                  Coca-Cola North America
                  P.O. Box 1734
                  Atlanta, Georgia 30301
                  Attn:  Vice President

                  With a copy to: Chief Counsel, Technical and Support Services

         Section 14.       Miscellaneous.

         The parties acknowledge and agree that any information, including forward-looking information, provided by the Company regarding the price of any commodities or other materials, in the future or otherwise, or any referral to an advisory firm, is made for informational purposes only and that the Company is not furnishing advice or making any recommendations with respect to any pricing or hedging decisions related to purchases made in accordance with this Agreement. Bottler acknowledges and agrees that: (1) the Company is not acting as a fiduciary or an advisor with respect to purchases made in accordance with this Agreement; (2) Bottler is capable of evaluating and understanding (on its own behalf or through independent professional advice) the terms, conditions and risks associated with purchases made in accordance with this Agreement; and (3) Bottler has not received from the Company any assurance or guarantee as to the price of commodities or other materials in the future or as to the expected results of any hedging transactions related to purchases made in accordance with this Agreement. Any forward-looking information provided to Bottler by Company is for informational purposes only and the Company is not furnishing advice or making any recommendations with respect to pricing or hedging decisions related to this Agreement.

         Section 15.       Entire Agreement.

         This Agreement constitutes the entire understanding and agreement between the parties with respect to subject matter hereof and cancels and supersedes any prior negotiations, understandings and agreements, whether verbal or written, with respect thereto.

         Section 16.       Waivers, Modifications, Amendments.

         No waiver, modification or amendment of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized representative of each party.

         Section 17.       Applicable Law.

         The validity, interpretation and performance of this Agreement will be governed and construed in accordance with the laws of the State of Georgia as though this Agreement were fully made and performed within the State of Georgia.

         Section 18.       Assignment.

         This Agreement is deemed to be of a personal nature, and Bottler may not assign or transfer this Agreement or any interest therein or undertake any transaction or series of transactions which would result in an effective


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transfer of this Agreement or any interest therein,  or sublicense or assign any rights or obligations hereunder, or delegate or subcontract performance hereof, in whole or in part, to any third party or parties, without the prior, express, written consent of Company. For purposes of this Section 18, a change in ownership of 50% or more of the voting equity in Bottler will be deemed to be an assignment. Because this clause is considered a material part of the bargain between the parties, any attempt to do so will be void and will, at Company's option, have the effect of terminating this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement by their duly authorized representatives as of the date first written above.

                           THE COCA-COLA COMPANY
                           acting by and through its
                           COCA-COLA NORTH AMERICA DIVISION

                           By: S/ CECELIA WEBSTER
                               ------------------------------------------------

                           Title:  Vice President, Strategic Procurement
                                 ----------------------------------------------


                           BOTTLER

                           By: S/ EDWARD L. SUTTER
                               ------------------------------------------------
                           Title:  Vice President and Chief Procurement Officer
                                 ----------------------------------------------


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